                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated April 13, 2000 (and all references to our Firm) included in or made a part of this registration statement.


ARTHUR ANDERSEN LLP


/s/ Arthur Andersen LLP
Baltimore, Maryland
July 17, 2001